EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-98648 and 333-24751 of Phoenix Gold International, Inc., on Form S-8, of our report dated November 3, 1997, appearing in this Annual Report on Form 10-KSB of Phoenix Gold International, Inc. for the year ended September 30 ,1997.

DELOITTE & TOUCHE LLP

Portland, Oregon
December 9, 1997